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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-40556, 33-58710 and 33-58712) of our report dated June 28, 1994, on our audits of the financial statements and financial statement schedule of the ConsecoSave Plan as of December 31, 1993 and 1992, and for the year then ended, which report is included in this Annual Report on Form 11-K.

                                                  Coopers & Lybrand



Indianapolis, Indiana
June 28, 1994